Exhibit 10.1

CONFIDENTIAL

Ever-glory International Group Apparel Inc.
江苏华瑞服装有限公司

Perfect Dream Ltd

Huarui Mansion
509 Chengxin Avenue, Jiangning District, Nanjing, Jiangsu
211102

29 June 2011

Attn: Jia Li Li
Deputy Finance Manager

Dear Sir,

BANKING FACILITIES(S/N:110412)

With reference to our recent discussion, we are pleased to confirm our agreement to granting you the below uncommitted banking facilities which will be made available on the specific terms and conditions outlined in this Facility Letter and upon the satisfactory completion of the security and conditions precedent detailed below. Notwithstanding anything to the contrary in this Facility Letter, the facilities are subject to:

▪	our discretion to cancel or suspend any unutilized facilities, or determine whether or not to permit utilization of any facilities:
▪	our review at any time and in any event at our discretion, at least once a year; and
▪	our right of repayment on demand at any time including the right to call for cash cover on demand for prospective and contingent liabilities.

This Facility Letter is composed of the main body, the Schedule of Facilities,  the General Terms and Conditions for Facilities and the Appendixes (if any) hereof.

Borrower or Customer	:	Ever-Glory International Group Apparel Inc.(“the Borrower 1”) 江苏华瑞服装有限公司 Perfect Dream Ltd (“the Borrower 2”)

Lender	:	HSBC Bank (China) Company Limited, Nanjing Branch

Facility/ Amount	:	The facility below is only available to the Borrower 1 Tranche I Combined uncommitted revolving facilities comprising of the following for an amount up to USD2,000,000.- or RMB equivalent:

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(1) Import Facilities up to USD2,000,000.- or RMB equivalent

(2) SBDC Facility up to USD2,000,000.-

The total outstanding under the above facilities (Tranche I) at any time shall not exceed USD2,000,000.- or RMB equivalent in aggregate.

Tranche II

Invoice Financing up to USD3,000,000.- or RMB equivalent

Tranche III

Line for Treasury Products up to USD1,000,000.-

The facility below is only available to the Borrower 2

Tranche IV

Import Facilities up to USD1,000,000.-

The total outstanding under the above facilities at any time shall not exceed USD7,000,000.- in aggregate.

Arrangement Fee	:	An arrangement fee of USD2,000.- flat on the amount of the facilities is payable upon your acceptance of this Facility Letter to the debit of your account.

Maintenance Fee	:
Facility maintenance fee is payable annually in arrears on the daily unutilized balance of the facilities under this Facility Letter at a rate of 1% per annum to the debit of your account after 3 months when the facility is approved. To be waived if average annual Facility Utilization Rate is no less than 50%; to be waived if under utilization is due to Bank’s utilization cap or other reasons.

Security	:
As security, we shall have:

1) A Corporate Guarantee of USD6,600,000.- from 华瑞国际集团公司(“the Guarantor”) to secure the facilities granted to the Borrower 1.

2) A Corporate Guarantee of USD1,100,000.- from 华瑞国际集团公司(“the Guarantor”) to secure the facilities granted to the Borrower 2.

3) A Personal Guarantee of USD6,600,000.- from 康宜华先生 (“the Guarantor”) to secure the facilities granted to the Borrower 1.

4) A Personal Guarantee of USD1,100,000.- from 康宜华先生 (“the Guarantor”) to secure the facilities granted to the Borrower 2.

5) 20% Marginal Deposit for Documentary Credit issuance for the Borrower 1.

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6) 20% Marginal Deposit in RMB currency for Documentary Credit issuance for the Borrower 2 and it should be with the Borrower 2’s account with the Lender.

7) Pledge on Account Receivable from the pre-approved buyer for the Borrower 1 for Invoice Finance line drawdown.

8) 105% RMB cash should be pledged for the Borrower 1’s Standby Documentary Credit issuance.

The Borrower acknowledges that its indebtedness hereunder shall remain outstanding unless fully settled in the same currency of such indebtedness.

The Borrower also undertakes that:

(i) it will promptly inform the Lender of any change to its Certificate of Approval;
(ii) it will promptly inform the Lender of any change in the amount of its foreign debt or its other indebtedness backed by a security/guarantee from overseas; and
(iii) it will conduct the foreign debt registration promptly (and, in any case, no latter than 15 days) after enforcement of the foreign guarantee/security for this Facility Letter.

Conditions Precedent	:
(1) The Borrower 1 shall present to the Lender its valid Borrowing Card issued by the People’s Bank of China together with the password thereof.

(2) Certified true copies of all government approvals and certificates in relation to the establishment of the Borrower shall be submitted to the Lender.

(3) The Borrower has provided its internal authorization document approving (or authorizing others to approve) the facilities hereunder and authorizing representative(s) to accept and sign the terms, conditions and documents in connection with the facilities hereunder in strict compliance with its articles of association and the applicable laws.

(4) In the event that the Lender’s making available any facility hereunder is subject to regulatory approval or the completion of other procedures with the regulator(s), the acquisition of such regulatory approval and the completion of such procedures with regulator(s).

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:
(5) The Lender is satisfied that all the security(ies) stated in the “Security” item above (if any) has/have been established and is/are valid and enforceable. The security provider’s company existence evidence and internal authorization document (where the security provider is a company) or valid ID certificate (where the security provider is an individual) has been duly made and submitted to the Lender.

(6) The Borrower has provided the Lender with such other documents or materials as may be reasonably required by the Lender for the first utilization under the Facility Letter.

(7) The Borrower has opened a loan disbursement account with the Lender

(8) In respect of each Trade, the Supporting Documents (as defined in the Schedule (Line for Treasury Products) to the satisfaction of the Bank.

Undertaking/ Covenants	:
You will be required for so long as this facility is available to you to comply with the following covenants/ undertakings. Your compliance or otherwise with the following covenant(s)/ undertakings will not in any way prejudice or affect our right to suspend, withdraw or make demand in respect of the whole or any part of the facilities made available to you at any time

(1) Without prejudice to any security or other priority right to which the Lender is entitled (if any), this facility shall rank at least pari-passu with all present and future indebtedness of the Borrower. The Borrower undertakes to advise the Lender in advance of any future borrowing.

(2) The Borrower should not create or attempt to create or permit to subsist any mortgage, debenture, charge, pledge, lien or other encumbrance upon, or permit any lien or other encumbrance (save a lien arising by operation of law in the ordinary course of trading) on the whole or any part of present or future assets of the Borrower without Lender’s prior written consent.

(3) Half-yearly and audited yearly financial statements of the Borrower and the Guarantor(if any) to be prepared by qualified accountants shall be provided to the Lender whenever available but in any event no later than 90 days and 120 days from the financial half-year-ends and year-ends respectively.

(4) The Borrower shall provide other financial or operational information of the Borrower as from time to time reasonably requested by the Lender.

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(5) The Borrower shall promptly inform the Lender of any of the Borrower's inter-group connected transactions which amounts to in aggregate over 10% of its net assets with the details to the satisfaction of the Lender.

(6) The Borrower agrees that all borrower's undertakings set out in Article 21 of the Interim Measures on Regulation of Working Capital Loans issued by China Banking Regulatory Commission on 12 February 2010 apply to this facility letter.

(7) The Borrower shall open an operating account with the Lender or shall upon request provide to the Lender evidence showing its fund flow situation if those operating accounts are opened with a bank other than the Lender.

(8) Borrowers undertake to open settlement account with the Lender.

(9) Borrowers and its related companies should channel no less than USD15,000,000.- equivalent cash flow to the lender each year.

(10) The Borrowers undertake that the Tangible Net Worth of the Guarantor is not and will not be at any time less than USD30,000,000.-.

"Tangible Net Worth" means the aggregate of:-

-the amount paid up on the issued share capital (other than any redeemable share capital) of the Company(ies)/Group; and
-the capital and revenue reserves (including but not limited to the share premium account, revaluation and retained profits or losses);

but after deducting from such sum:-

- goodwill and all other intangible assets;
- all minority interests in subsidiaries;
- all amounts set aside for tax;
- any dividend or other distribution declared/recommended;
- the excess of the book value to the market value of the listed investments;
- any amount standing to the debit of the Company/Group's capital and reserves (including profit and loss account); and
- any amount due from the shareholders, directors, and/or related companies.

(11) The Borrower 1 undertakes that Import/Export/Invoice Finance turnover should not less than USD15,000,000.- in year 2011 and USD30,000,000.- in year 2012.

Governing Law	:	This Facility Letter shall be governed by and construed in accordance with the laws of the People’s Republic of China.

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Jurisdiction	:
The Borrower submits to the non-exclusive jurisdiction of the PRC court at the principal office of the Lender. Nothing in this Clause limits the right of the Lender to bring proceedings against the Borrower in connection with this facility in any other court of any competent jurisdiction.

We may provide any information relating to any of your accounts with us and any facilities we may provide to you from time to time or their conduct or any other information concerning your relationship with us to any other company or office which at the relevant time belongs to or is part of the HSBC Group.

The facility offer will remain open for acceptance until the close of business on 29 July 2011 and if not accepted by that date will be deemed to have lapsed (unless otherwise agreed by us in writing).

We shall be grateful if you could arrange for the authorized signatory(ies) of your company in accordance with the terms of the shareholders’ resolution or board resolution (as the case may be) to be given to us, to sign and return to us the duplicate copy of this letter to signify your understanding and acceptance of the terms and conditions under which the facility is granted.

We look forward to the establishment of our mutually beneficial and lasting relationship.

Yours faithfully,
For and on behalf of
HSBC Bank (China) Company Limited
Nanjing Branch

/s/ _______Xuan Xu _____

Business Financing Services Officer of HSBC Bank (China) Company Limited
Nanjing Branch

/s/ ____Tingzhu Bian________

Branch Chief of HSBC Bank (China) Company Limited
Nanjing Branch

Acceptance of the Offer Letter by:

Ever-Glory International Group Apparel Inc.

Authorized Signature:  /s/ Edward Yihua Kang
Company seal

Perfect Dream Ltd
Authorized Signature: /s/_____________
Company seal

Ew/Ej/sc

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SCHEDULE OF FACILITIES

SBDC Facility, applicable to the Borrower 1 only

Purpose

To support its related company Ever-Glory International Group (HK)’s oversea financing

Utilization

SBDC Tenor: Up to 1 year.

For each standby letter of credit, an application together with a counter-indemnity or a blanket counter–indemnity, in a form acceptable to the Lender, shall be provided by the applicant to the Lender before issuance of such standby letter of credit.

The beneficiary of SBDC can only be The Hong Kong and Shanghai Banking Corporation Limited, Hong Kong office.

Commission
Bond opening commission to be charged, unless otherwise agreed by the parties elsewhere, at 1% per annum on the amount of the Bond issued and payable in advance upon issuance.

Default Interest
USD overdue sums: Default interest will charged, unless otherwise agreed by the parties elsewhere, at 10% p.a., or a such higher rate as the Bank may from time to time determine and payable upon demand of the Bank.

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SCHEDULE OF FACILITIES

Import Facilities, applicable to the Borrower 1 only

Purpose

To facilitate your documentary credit issuance

To finance your working capital requirement

Utilization

1.
Documentary Credit Issuance up to USD2,000,000.- or RMB equivalent

Each Documentary Credit shall have a validity period of not longer than 3 months (or such period acceptable to us); and
Each Documentary Credit may be issued for payment at sight or usance of up to 90 days or such period acceptable to us.

2.	Loan Against Import (“LAI”) up to USD2,000,000.- to finance funding under the Documentary Credit (Maximum Tenor 90 days)

3.	Goods under your control and/or Trust Receipts up to USD2,000,000.- (Maximum Tenor 90 days)

4.	Clean Import Loan (“CIL”) up to USD2,000,000.- (Maximum Tenor 90 days)

Drawdown shall be against copies of invoices / Sales contracts / Purchase order, and/or other trading documents may be required by the Bank from time to time.

CIL should be restricted for payment to approved supplier.

Approved Supplier
乐祺纺织实业（无锡）有限公司
江阴市庆鸿纺织有限公司
芜湖市润阳服装有限责任公司
南京润泽华针纺织科技发展有限公司（关联公司）
江阴市虎跑纺织印染有限公司
青岛瑞华集团纺织印染有限公司
江阴大阳纺织有限公司
合肥亚源印染有限公司
南京昊天制衣有限公司
无锡市新潮科技有限公司

Application/request for use of each of the above facilities should be provided to the Bank in form and substance satisfactory to the Bank. Such application/request once accepted by the Bank shall constitute a part of agreement for the respective facility together with this Facility Letter. In case of any conflict between such application/request and this Facility Letter for any specific deal, the stipulations in the application/request shall prevail.

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Interest

RMB Loan
Interest shall accrue on each RMB loan at a rate equal to the benchmark lending rate effective on the loan drawdown date promulgated by the People’s Bank of China for RMB lending with a tenor corresponding to the term of that loan with 5% mark-up and shall be payable on the maturity date of that loan.  If during the term of the loan there is a change to the applicable benchmark lending rate, the applicable interest rate for any outstanding RMB loan will not change until the next roll over date.

Foreign Currency Loan
Interest shall accrue on each loan drawdown at a rate equal to the Lender's cost of fund plus 2% per annum and shall be paid on the maturity date of that loan. The Lender has its full discretion in determining its cost of fund for each loan. The exact interest rate agreed by both parties for each loan shall be specified in a separate written confirmation signed by the Borrower.

Commission

Documentary Credits opening commission to be charged at 0.125% flat on the Documentary Credit amount for each validity period of 3 months with a minimum charge of USD45/equivalent.

Commission in lieu of exchange: waived

Deferred Payment Fee for Usance Documentary Credit: 0.1% of Documentary Credit amount per month;

Import Bills Handling Fee：0.1% of bill amount; with a minimum charge of USD30/equivalent

Export Documentary Credit Advising:
Documentary Credit advising:        USD30/equivalent per DC
Documentary Credit Amendment Advising:    USD20/equivalent per DC

Other Fees and Commission: as per prevailing Tariff of Accounts and Services for Corporate Customers issued by the Bank.

Default Interest

Documentary Credit Issuance

Default interest will be charged for overdue amount (as well as amount not paid on demand) at 10% p.a., or such higher rate as the Bank may from time to time determine and payable upon demand by the Bank.

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Foreign Currency LAI or CIL
Default interest will be charged for overdue amount as a rate equal to 3% per annum over the stipulated interest rate and payable upon demand by the Bank.

RMB LAI or CIL
Default interest will be charged for overdue amount at a rate equal to the stipulated interest rate for RMB loans with 50% mark-up and payable upon demand by the Bank.

Prepayment

Unless otherwise agreed by the Bank, no prepayment is allowed under Import Loan.

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SCHEDULE OF FACILITIES

Invoice Financing Facility, applicable to the Borrower 1 only

Purpose
To finance the Borrower’s working capital requirement

Utilization

1.	You may request us to finance your invoice from the following approved buyers with full recourse to you. The list of the approved buyers may be changed from time to time subject to our consent.

Approved Buyers	Payment Term
- *KIABI: - SAS KIABI EUROPE - KIABI STOCK CENTRAL BELGIQUE RUE DE LA TERRE A BRIQUE ZONING INDUSTRIEL DETOURNAI QUEST	TT 60 days
*LIFUNG: LI FUNG(TRADING)LIMIT	TT 60 days
*MARK'S WORK WEARHOUSE LTD.	TT 30 days
*ETAM:上海艾格服饰有限公司	TT 60 days
*BESTSELLER: BESTSELLER A/S	TT 30 days

2.
Maximum financing tenor is up to 90 days. You are obliged to repay us immediately in full amount once the payment obligator under such invoice fails to pay us on the maturity date of any invoice, and in no event shall your repayment be later than the grace period of 30 days from invoice maturity date. You shall pay us default interest at our prevailing rate on the proceeds under the invoice which are not received by us from expiry date of the grace period to the date of full receipt by us.

3.      Maximum finance amount is up to 85% of the approved invoice amount.

4.      Copies of invoice and proof of delivery must be submitted to us for financing;

5.      Buyer payment is directed to the Bank designated account;

6.      The payment source should be the sales proceeds from approved buyers.

Interest / Commission

Foreign Currency
Interest will accrue on the foreign currency outstanding hereunder each day at a rate equal 3% per annum over the 6 months SIBOR of USD quoted for that date. The accrued interest shall be paid on the last Business Day of each calendar month to the debit of your account.

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RMB
Interest shall accrue on the daily outstanding at a rate equal to the benchmark lending rate effective on that date promulgated by the People’s Bank of China for 6-month RMB loan with 5% mark-up and shall be payable on the last Business Day of each calendar month to the debit of your account.

Commission/Documents handling fee: 0.1% per face value

The interest rate or any fee structure may be changed from time to time to reflect changes in our funding cost.

Default Interest

Foreign Currency
Default interest will be charged for any amount due and payable but not paid at a rate equal to 3% per annum over the stipulated interest rate and payable upon demand by the Bank.

RMB
Default interest will be charged for any amount due and payable but not paid at a rate equal to the stipulated interest rate for RMB loans with 50% mark-up and payable upon demand by the Bank.

Prepayment
Unless otherwise agreed by the Bank, no prepayment by the Borrower is allowed hereunder.

Disbursement of Loan Proceeds

All funding hereunder may be disbursed at the Borrower’s discretion. The Borrower shall confirm to the Bank the usage of all funding under disbursement by the Borrower itself on quarterly basis in form and substance satisfactory to the Bank and shall upon request provide the Bank with evidences and supporting documents in relation to the use of such proceeds.

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SCHEDULE OF FACILITIES

Line for Treasury Products

Line for Treasury
Products:

The risk-weighted limit of the products to be traded, including but not limited to, plain vanilla foreign exchange forward/foreign exchange swap trades ("Plain Vanilla Forward/Swap Trades") and other derivative trades ("Other Derivative Trades", together with Plain Vanilla Forward/Swap Trades, “Trade” or “Trades”) must not exceed the limit as set out below at any time. The Bank may allocate the limit within the products below or other products as agreed to be traded between the Bank and the Customer from time to time.

Facility	Limit/Limits (or its equivalent in any other currency including RMB, calculated at the then prevailing spot exchange rate)
Plain Vanilla Forward/Swap Trades (Maximum maturity period: 12 month, unless prior arrangement between parties)	USD1,000,000.-

The aggregate amount of utilisation under the Facility will be calculated by the Bank on a risk-weighted basis using its standard risk-weighting algorithms. These will use different weightings for different products. The aggregate amount of utilisation under the Facility shall be as calculated by the Bank, such calculation to be conclusive.

Purpose and
Supporting Documents:
The Customer undertakes that it shall enter into Plain Vanilla Forward/Swap Trades or Other Derivative Trades contemplated under this Facility Letter with the Bank only to cover trade related exchange exposure incurred in the normal course of business and/or other exchange exposure to the extent permitted by law (the “Purpose”), and that it shall be solely responsible for providing any documents evidencing the Purpose and any other additional information and/or supporting documents as requested by the Bank from time to time (the “Supporting Documents”) to the Bank to the latter’s satisfaction to facilitate the entry into and settlement of any

Trade.  For avoidance of doubt, the Bank may require any such Supporting Documents from the Customer from time to time, whether before or after the entry into or the settlement of the relevant Trade.  The Bank shall have the right (but not the obligation) to rely on the Supporting Documents provided by you without further verification.

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In the case of your breach of any obligation, undertaking, representation or covenant hereunder or in any other document relating to the Facility or the Trades (including, but not limited to, your failure to or delay in providing any Supporting Documents to the Bank’s satisfaction), the Bank shall have the sole discretion to close out any or all of the outstanding transactions under the Facility and the Trades and demand settlement of the balance due. Without prejudice and in addition to any general lien, right of set-off or other right which the Bank may have on any account whatsoever, the Customer agrees that the Bank may at any time and without prior notice apply any monies held in any currency to the credit of any account or any other account in the name of the Customer against any settlement amount that the Customer owes to the Bank. If as a result of such settlement, there are payables to you, the Bank shall have the right to retain for its own account such payables without the need to making such payments to you.
Worse Case Scenario
Of Plain Vanilla
Forward/Swap Trade:
In relation to plain vanilla forward/swap transactions, the worst case scenario refers to as follows. If on each settlement date for forward/swap transactions the spot exchange rate (represented by numbers of converted currency per one base currency) were to increase to an infinite number (in the case the Customer sells base currency and buys converted currency) or to decrease to a near-zero number (in the case the Customer sells converted currency and buys base currency), the Customer would still have to settle the transactions on the original agreed settlement rate, in which case the Customer would pay all of the notional amounts in the currency originally agreed to pay and receive the amount in the currency originally agreed to receive, and the current value represented by the amount of currency received by the Customer on such settlement date would be minimal.

Dealing
Procedures:            Application

In relation to a Plain Vanilla Forward/Swap Trade (including where you request for rollover or early settlement in respect of any Plain Vanilla Forward/Swap Trade by entering into reversal transactions and new transactions with the Bank), you shall apply for and give trading instructions regarding the Plain Vanilla Forward/Swap Trade to the Bank by means of email,  telephone or other method acceptable to the Bank, provided that any communication made by email, telephone or other method acceptable to the Bank shall contain information necessary for the Bank to proceed with the relevant Plain Vanilla Forward/Swap Trade, or shall be made in such other specific form as required by the Bank from time to time. In relation to forward/swap transactions, if you request for rollover in respect of any original transactions by entering into reversal transactions and new transactions with the Bank, the netting gains or losses generated after offsetting the reversal transactions against the original transactions must be settled between you and the Bank on the maturity date of the original transactions.

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In relation to an Other Derivative Trade, you shall complete and submit a written application, which shall be in a form acceptable to the Bank and contain, among the others, trading details deemed necessary by the Bank and execute other documents as requested by the Bank from time to time.

Any application regarding a Trade (whether made by means of email, telephone, written application form or other method acceptable to the Bank, the "Application") is irrevocable unless otherwise agreed by the Bank in writing and the Bank shall have the right to act on the Application without the need to give any prior written or verbal confirmation to you.

The Bank shall have the sole discretion to decide whether to reject or act on such Application.

You confirm that all the information stated in the Application and the Supporting Documents provided to the Bank from time to time are authentic, accurate and non-misleading, and can be relied on by the Bank.

If the Bank receives any Application after its cut-off time, the Bank will process that Application on the following working day.

Confirmation

You shall sign and return to the Bank the trading confirmation relating to the Trade sent by the Bank via delivery of original copy, fax, SWIFT or other method acceptable to the Bank. Any failure or delay by you in doing so will not affect the completion of the relevant Trade nor discharge your obligations under this Facility Letter or other documents relating to that Trade.

Fax/E-Mail/
Telephone:
By entering into this Facility Letter, you expressly and irrevocably agree that you will, unless otherwise requested by the Bank, (i) deal with the Bank via email, telephone or other method acceptable to the Bank in relation to the Plain Vanilla Forward/Swap Trades, and (ii) (where applicable and permitted by the Bank) confirm the  trading details deemed necessary by the Bank via email, telephone or fax in relation to Other Derivative Trades, and accept the risk of equipment malfunction including paper shortages, transmission errors, omissions and distortions arising out of such communications.

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You also expressly and irrevocably agree that the Bank may, to the extent permitted by applicable laws and regulations, record any telephone conversation conducted between the Bank and you, retain such records and use them in such manner as the Bank considers appropriate.

Representations:	The Customer makes the following representations to the Bank which representations will be deemed to be repeated by the Customer on each date on which a Trade contemplated hereunder is entered into:

(i) each Trade is directly linked to the underlying assets/liabilities evidenced by the supporting documents (if any) provided by the Customer, these underlying assets/liabilities are real and authentic, and there does not exist any unsettled derivative transaction exposure linked to these underlying assets/liabilities;

(ii) the Customer enters into the Trades for the sole purpose of hedging, and not for speculation;

(iii) the execution, delivery and performance of the relevant master agreement or any credit support agreement and the transactions thereunder do not violate or conflict with any laws, regulations, rules, circulars, any order or judgment of any court or other agency of government applicable to the Customer or any provision of the Customer’s constitutional documents and/or other internal or intra-group rules each including but not limited to any requirement on transaction type, quota, term, position limitations, liquidity, profitability, foreign exchange, hedging purpose, and/or risk management;

(iv) the person(s) who execute(s) the relevant master agreement, instructions, confirmations and any other documents relating to the Trades have been duly authorised by the Customer in accordance with PRC law and any provision of the Customer’s constitutional documents;

(v) the Customer has fully and completely understood the terms and risks of the Trades, the Trades are consistent with the purpose as set out in item (ii) mentioned above, and the Customer is capable to sustain the worst case scenario as described in the term sheet or other documents (if applicable) of the Trades;

Payment:
Both you and the Bank agree that if payment under any Trade remains to be payable by both you and the Bank on the same day, the Bank shall not be required to make the payment due from the Bank to you on that day until the time when the Bank has received confirmation that the Bank has received the payment due from you on that day in full at the Bank’s designated account.

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The Bank shall not be liable to you for any interest, loss, expense or any other cost associated with any delayed payment by the Bank as a result of acting in accordance with the foregoing procedures provided that the Bank has acted promptly and in good faith.

Without prejudice to any set-off right entitled to the Bank, you shall place sufficient funds in the account as designated in the Application to meet your payment obligations for the relevant Trade.

Fax / Email /
Telephone
Indemnity
With respect to any Applications, instructions or confirmations sent by means of email, telephone or fax (collectively, the "Indemnified Instruments"), you agree in consideration of the Bank receiving and acting upon such Indemnified Instruments without requiring a written document bearing an actual signature or actual signatures, as follows:

(1)	the records of such Indemnified Instruments kept by the Bank shall be, in the absence of manifest error, the final and conclusive evidence of such Indemnified Instruments;

(2)
the Bank shall be entitled to assume without further enquiry that any Indemnified Instrument purporting to be that of any person authorized by you, is that of such person and genuine and is binding upon you;

(3)
the Bank is hereby irrevocably and unconditionally authorised to accept and to act on any Indemnified Instruments which the Bank in its sole discretion believes emanates from you and shall not be liable to you for acting in good faith in reliance thereon;

(4)
the Bank shall not be liable for, and you hereby waive to the fullest extent permitted by law, any right which you may now or hereafter have to claim against the Bank in connection with any misunderstanding, mutilation, delay or faulty transmission of any Indemnified Instruments; and

(5)
you hereby undertake to keep the Bank indemnified at all times against, and to keep the Bank harmless from, all loss, damages, costs and expenses which may be suffered by the Bank as a result of the Bank accepting and/or acting upon any such Indemnified Instruments.

The Bank reserves the right to refuse to accept or act upon any Indemnified Instrument or any part thereof without incurring any responsibility for loss, liability or expense arising out of such refusal, if, at the Bank's sole discretion:

(1)	such Indemnified Instrument is or proves to be in conflict with any applicable laws or regulations;

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(2)	there is any ambiguity, incompletion or conflict in respect of such Indemnified Instrument, until the ambiguity, incompletion or conflict has been resolved to the Bank's satisfaction; or

(3)	the Bank has reasonable doubt in relation to such Indemnified Instrument's contents, authorization, origination or compliance with the Bank's requirements.

Other
Indemnity:
Where the Bank accepts your request for (i) rollover or early settlement in respect of any Trade by entering into reversal transactions and new transactions with the Bank, or (ii) reversal of any Trade, you shall fully indemnify the Bank against any losses, damages and expenses arising from the Bank’s entering into the reversal deal and/or net settling the reversal deal against the original deal as mentioned above.

Acknowledgement:	You hereby acknowledge and undertake that, in connection with this Facility Letter and the Trades:

(1)
you are not relying and will not rely upon any advice (whether written or oral) of the other party to this Facility Letter or the Trades, other than the representations expressly set forth in this Facility Letter or the Trades;

(2)
you have made and will make your own decisions regarding the execution of this Facility Letter and the Trades based upon your own judgment and/or advice from your own professional advisers as you have deemed necessary to consult with;

(3)
you fully understand and accept the terms, conditions and risks of this Facility Letter and the Trades and are willing to assume (financially and otherwise) those risks, and you agree to the risk disclosure statements as set out in the Risk Disclosure Statement attached to this Facility Letter; and

(4)	you are entering, and will enter, into this Facility Letter, the Trades and other documents as principal, and not as agent or in any other capacity, fiduciary or otherwise.

Master Agreement:
Subject to the paragraph below, any transaction entered into pursuant to this Facility Letter or any Trade shall be subject to the ISDA Master Agreement or FX Master Agreement or any other master agreement executed by and between the Bank and the Customer.

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The Bank may waive temporarily the requirement to sign any master agreement with the Customer for the transactions under the facilities. In the absence of any ISDA Master Agreement or FX Master Agreement or any other master agreement executed by and between the Bank and the Customer, any Trade (together with all other documents referring to the 2002 ISDA Master Agreement (the “ISDA Form”) entered into between the Bank and the Customer) shall be governed by the ISDA Form as if the Bank and the Customer had executed an agreement in such form on the Trade Date as of the first Trade between the Bank and the Customer (but without any schedule except for the election of the laws of  the PRC as the governing law, the submission of any dispute in connection with the ISDA Form to the Shanghai Sub-Commission of China International Economic and Trade Arbitration Committee by arbitration for final settlement, USD as the Termination Currency and any other elections set out in the relevant trade documentation).  The foregoing provisions in this paragraph shall apply, if the parties agree to use the ISDA Form to govern the Trades even though we have executed the FX Master Agreement.

The waiver in the foregoing paragraph will not prejudice the Bank's right to require the Customer to sign a master agreement at the time the Bank deems fit.

The definitions and provisions contained in the 1998 FX and Currency Option Definitions or the 2006 ISDA Definitions (as the case may be) shall be incorporated into the Application and/or other Trade-related documents governing such transaction.

Risk Disclosure
Statement:

The Bank wishes to draw your attention to the financial risks and the market risks associated with the Trades offered by the Bank.  Under certain market conditions, you may sustain gains as well as losses.  In particular, the return on the Trades is dependent on the exchange rate or interest rate movements of the relevant currencies prevalent at the relevant date or during the relevant period (as the case may be).  Specific market movements of such exchange rates or interest rates cannot be predicted accurately and the profit and loss in a Trade related to exchange rate or interest rate will be affected by fluctuations of such rates.

You must be prepared to accept these risks and all other risks (which can be substantial) and the Bank will not be responsible for any losses whatsoever incurred by you in respect of any Trade. You should therefore carefully consider whether such trading is suitable for you in light of your financial condition, experience and objectives.

You should also ensure that you (a) fully understand the nature of any Trade and the contractual relationship into which you are entering and the nature and extent of your exposure to risk of loss; and (b) evaluate the tax and accounting implications, the potential financial benefits and risks of any Trade.

The Bank recommends that you obtain independent legal advice before placing any Trade.

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You should act in reliance on your own judgment and evaluation and upon such independent professional advice as you may deem appropriate.

By signing this Facility Letter, you declare that you have carefully read this Risk Disclosure Statement and related documents and confirm that you have fully understood the risks inherent in or arising from the Trades.  You agree that you will be fully responsible for all losses incurred by you in relation to any and all Trades.

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SCHEDULE OF FACILITIES

Import Facilities, applicable to the Borrower 2 only

Purpose

To facilitate your documentary credit issuance

Utilization

1.
Documentary Credit Issuance up to USD1,000,000.- or RMB equivalent

Each Documentary Credit shall have a validity period of not longer than 3 months (or such period acceptable to us); and
Each Documentary Credit may be issued for payment at sight or usance of up to 90 days or such period acceptable to us.

2.	Goods under your control and/or Trust Receipts up to USD1,000,000.- (Maximum Tenor 90 days)

Drawdown shall be against copies of invoices / Sales contracts / Purchase order, and/or other trading documents may be required by the Bank from time to time.

Application/request for use of each of the above facilities should be provided to the Bank in form and substance satisfactory to the Bank. Such application/request once accepted by the Bank shall constitute a part of agreement for the respective facility together with this Facility Letter. In case of any conflict between such application/request and this Facility Letter for any specific deal, the stipulations in the application/request shall prevail.

Commission
Documentary Credits opening commission to be charged at 0.125% flat on the Documentary Credit amount for each validity period of 3 months with a minimum charge of USD45/equivalent.

Commission in lieu of exchange: waived

Deferred Payment Fee for Usance Documentary Credit: 0.1% of Documentary Credit amount per month;

Import Bills Handling Fee：0.1% of bill amount; with a minimum charge of USD30/equivalent

Export Documentary Credit Advising:
Documentary Credit advising:        USD30/equivalent per DC
Documentary Credit Amendment Advising:    USD20/equivalent per DC

Other Fees and Commission: as per prevailing Tariff of Accounts and Services for Corporate Customers issued by the Bank.

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Default Interest
Documentary Credit Issuance
Default interest will be charged for overdue amount (as well as amount not paid on demand) at 10% p.a., or such higher rate as the Bank may from time to time determine and payable upon demand by the Bank.

Prepayment
Unless otherwis e agreed by the Bank, no prepayment is allowed under Import Loan.

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GENERAL TERMS AND CONDITIONS FOR FACILITIES

1	Interpretation

These terms and conditions are applicable to banking facilities made available by HSBC Bank (China) Company Limited (the “Bank”) to the Borrower(s) and shall be read as an integral part of the facility letter (inclusive the Schedule of Facilities thereof), as may be amended from time to time, applicable to the Borrower(s) (the “Facility Letter”).  In the event of conflict between these terms and conditions and the Facility Letter, the Facility Letter shall prevail for the purposes of the relevant transaction.

2	Accrual of Interest & Other Sums

All interest and other sums expressed to be chargeable or payable on a periodic basis hereunder shall accrue on a 360-day-year basis.

3	Availability and Utilization

3.1
Each and all the facilities under the Facility Letter are of the revolving nature. Any utilized but repaid amount under any facility is available for re-utilization, subject to the terms and conditions of the Facility Letter.

3.2
With respect to trade related facilities, the Bank may, at its sole and discretion, refuse to allow drawings under such facilities if the transaction in question does not meet the Bank’s operational requirements in respect of the facilities.

4	Purpose

The Borrower shall strictly apply the Bank’s funding under the Facility Letter for the purpose set out in the Facility Letter only and shall comply with the requirements of the relevant PRC laws and regulations on use of such proceeds. The Borrower shall not apply the proceeds for any purpose prohibited by PRC laws and regulations which including, without limitation, applying the proceeds for equity investments, applying the proceeds for speculation in the stock market, the futures market, the real estate market or other similar market speculation.

5	Market Disruption / Increased Costs

Without prejudice to our overriding right of suspension, withdrawal and repayment on demand, the Bank would reserve our right to renegotiate any of the interest margins, fees, other charges and the applicable period of PBOC base rate detailed herein (in case there is any Loan denominated in RMB) in the event of any change occurring in any applicable law or regulation (or its interpretation) or in PRC’s financial markets or the need to comply with any requirement of any regulatory/governmental authority (whether or not having the force of law), which resulted, in our opinion, in an increase of the cost of advancing, maintaining or funding any facilities, a change on the basis to calculate the interest margins, deviation from the RMB interest rate regime permitted by PRC laws or regulations (or its interpretation), and/or a reduction in the net return to us from the facilities outlined herein. Before the renegotiated interest margins, fees, other charges or applicable base rate is agreed, the Bank has the sole discretion to charge the Borrower the revised interest and fees with a notice to the Borrower. However, if such change in applicable laws and regulations or the requirements of relevant regulatory/governmental authorities have retrospective effect, the Customer shall indemnify the Bank against the increase of cost and/or the reduction in the net return suffered by the Bank in respect of relevant period affected by such retrospective effect within 15 Business Days upon receipt of written notice from the Bank.  The Bank’s written notice setting out its claim for such indemnity shall be the conclusive evidence for the indemnity amount payable to the Bank by the Customer, unless the Bank's claim conflicts with relevant laws, regulations, regulatory/governmental requirements in the PRC.

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6	Security Top-up

Without prejudice to our overriding right of suspension, withdrawal and repayment on demand at any time, if as a matter of fact or in the opinion of the Bank, the value of the security provided by the Borrower or other security provider for the facilities under the Facility Letter has depreciated, the Bank may request the Borrower to provide additional security in form and substance satisfactory to the Bank.

The term “security” referred to in this Clause 6 includes both tangible security and guarantee by a third party. The depreciation of security value includes, but is not limited to, decrease of the absolute value of the collateral due to drop in market price, adverse change in the guarantor’s credit standing, and depreciation of the guaranteed credit limit or any form of cash cover security or evaluated value of the collateral when converted into the currency in which the Borrower’s indebtedness is denominated as a result of fluctuation of foreign exchange rate.

7	Disbursement of Loan Proceeds

7.1	Unless otherwise provided in the Schedule of Facilities, disbursement of loan proceeds under the facilities shall follow the provisions of this Clause 7.

7.2	Disbursement of loan proceeds under each facility financing the Borrower’s working capital requirement shall follow the provisions under this Clause 7.2.

The Borrower may, subject to the Bank’s prior consent, choose “Disbursement by the Bank” and/or “Disbursement by the Borrower” for each drawdown hereunder. Such choice should be expressly indicated in the drawdown request in relation to each drawdown.

The Borrower acknowledges that the Bank may review and revise the criterion of eligibility for “Disbursement by the Bank” and “Disbursement by the Borrower” from time to time at its full discretion.

In case of Disbursement by the Bank, if the Bank has received the following documents three business days before the proposed drawdown and is satisfied that the relevant payment under the transaction has become due and conforms to the purpose of the Facility after verification of the transaction materials, the Bank will pay the loan proceeds to the loan disbursement account and forthwith on the same day immediately transfer the loan proceeds to the Borrower’s counterparties under the relevant transaction pursuant to payment instruction(s) from the Borrower:

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(a)	drawdown request for the proposed loan;
(b)	transaction materials evidencing the payment requirement(s) to be funded by the loan proceeds; and
(c)	instruction(s) to the Bank for payment of the loan proceeds to relevant third party counterparties.

In case of Disbursement by the Borrower, upon receipt of the drawdown request from the Borrower, the Bank will pay the loan proceeds to the Borrower’s loan disbursement account. The Borrower may disburse such loan proceeds to third parties by itself. The Borrower shall confirm to the Bank the usage of all loan proceeds under Disbursement by the Borrower itself on quarterly basis in form and substance satisfactory to the Bank and shall upon request provide the Bank with evidences and supporting documents in relation to the use of such loan proceeds.

7.3	Disbursement of loan proceeds under each facility financing the Borrower’s fixed asset investment requirement shall follow the provisions under this Clause 7.3.

If the Borrower has opened a designated loan disbursement account with the Bank for the purpose of this Facility Letter, then sections “Disbursement by the Bank (through designated loan disbursement account)” and “Disbursement by the Borrower itself” below will apply to loan proceeds disbursement hereunder. If the Borrower has not opened a designated loan disbursement account with the Bank for the purpose of this Facility Letter, then section “Disbursement by the Bank (through existing account)” below will apply to loan proceeds disbursement hereunder.

Disbursement by the Bank (through designated loan disbursement account)

The Borrower understands and acknowledges that, in accordance with the Provisional Rules on Administration of Fixed Asset Loans, for any single payment of loan proceeds of more than the Threshold Amount (as defined in the Schedule of Facilities), the approach of Disbursement by Bank must be adopted. That is, the Bank will pay the loan proceeds to the designated loan disbursement account opened by the Borrower with the Bank provided that the Bank has received the following documents from the Borrower 3 business days before the proposed drawdown and is satisfied that the relevant payment under the transaction has become due and conforms to the purpose of the facility after verification of the transaction materials, and forthwith immediately transfer the loan proceeds to the Borrower’s counterparties under the relevant transactions pursuant to payment instruction(s) from the Borrower:

(a)	drawdown notice for the proposed loan;
(b)
transaction materials (which include without limitation contracts and invoices in relation to the payment(s) to be made with the proceeds of the loan to be drawn) evidencing the payment requirement(s) to be funded by the loan proceeds; and

(c)	instruction(s) to the Bank for payment of the loan proceeds to relevant third party counterparties.

Disbursement by the Borrower itself

Single payment of loan proceeds no more than the Threshold Amount can be made by means of Disbursement by the Borrower, which means, after loan proceeds are paid by the Bank to the Borrower’s loan disbursement account, the Borrower will disburse such loan proceeds to its counterparty by itself. As a condition precedent for drawdown under such approach, the Borrower shall provide the Bank with a utilization plan regarding the loan proceeds of such drawdown together with the drawdown notice.

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The Borrower undertakes that it will not pay any loan proceeds to any of its accounts opened with any other Bank. The Borrower further undertakes that it will send a summarized report on a quarterly basis in a form and substance to the Bank’s satisfaction, reporting information relating to its payment of loan proceeds by itself and shall provide evidences and supporting documents in relation to relevant transactions promptly upon request by the Bank.

Disbursement by the Bank (through existing account)

The Borrower understands and acknowledges that, for the payment of each loan proceeds, the Bank will make the relevant loan proceeds payment to the designated existing settlement account opened by the Borrower with the Bank provided that the Bank has received the following documents from the Borrower 3 business days before the proposed drawdown and is satisfied that the relevant payment under the transaction has become due and conforms to the purpose of the Facility after verification of the transaction materials, and forthwith immediately transfer the loan proceeds to the Borrower’s counterparty under the relevant transaction pursuant to payment instructions from the Borrower:

(a)	drawdown notice for the proposed loan;
(b)
transaction materials (which include without limitation contracts and invoices in relation to the payment(s) to be made with the proceeds of the loan to be drawn) evidencing the payment requirement(s) to be funded by the loan proceeds; and

(c)	instruction(s) to the Bank for payment of the loan proceeds to relevant third party counterparties.

7.4	In relation to any disbursement by the Bank, the Borrower hereby undertakes and warrants to the Bank as follows:

(a)
As the payment obligor under the relevant transaction, the Borrower shall be solely liable for the appropriateness and/or correctness of each payment made by the Bank with the Borrower’s authorization. The Bank’s examination of transaction materials and its payment in reliance thereon will not release or mitigate such liability of the Borrower.

(b)
The Borrower shall not instruct the Bank to pay any loan proceeds to any of its accounts opened with any other bank except for cases whereunder the Borrower’s payment must be paid through such account opened with another bank and the Borrower provides documentation satisfactory to the Bank to assure the Bank that the disbursement of the loan proceeds to the other bank's account will not breach the regulatory requirements on the usage of loan proceeds.

(c)	The Borrower will not break a large payment into several parts to avoid application of Disbursement by Bank.

8	Expenses, Taxation and Debit Authorization

8.1
All out-of-pocket expenses including but not limited to the PRC stamp duty and the legal fees in relation to the preparation, negotiation, execution and enforcement of this facility shall be borne by the Borrower.

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8.2	All payments of principal, interest, fees and other expenses shall be made by the Borrower free and clear of taxes, levies, imposts, duties, charges or withholding of whatsoever nature.

8.3
The Bank may debit any of the Borrower’s account with the Bank’s offices for any amount including, without limitation, principal, interest and other fees and charges due and payable by the Borrower to the Bank under or in relation to the Facility Letter without further instruction from the Borrower.

9	Assignment

Without prejudice to any right of assignment enjoyed by the Bank pursuant to law or any contract, the Bank may by notice to the Borrower assign any and/or all of its rights and obligations hereunder to any HSBC Group member(s) that are/is more than 50% owned or controlled by HSBC Group or any of the branch of HSBC Bank (China) Company Limited.

10	Connected Transactions

Section 83 of the Hong Kong Banking Ordinance and the CBRC Administration Rules on the Connected Transactions of Commercial Banks with Insiders and Shareholders (the “CBRC Rules”) have imposed on the Bank certain limitations on advances to persons related to our directors or employees or advances that are of the “connected transaction” nature. In acknowledging this Facility Letter the Borrower should advise the Bank whether the Borrower in any way related to any of the Bank’s directors or employees within the meaning of Section 83 or otherwise are a “connected party” defined in the CBRC Rules and in the absence of such advice the Bank will assume that the Borrower is not so related. The Bank would also ask, should the Borrower become so related subsequent to acknowledging the Facility Letter, that the Borrower immediately advises the Bank in writing.

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